Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2023, relating to the financial statements of Lincoln Educational Services Corporation, and the effectiveness of Lincoln Educational Services Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Lincoln Educational Services Corporation for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Morristown, New Jersey
February 16, 2024